Exhibit 24.1

FIRST DATA CORPORATION

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

Each of the undersigned directors and officers of First Data Corporation, a Delaware corporation (the “Registrant”), hereby constitutes and appoints each of Frank Bisignano, Himanshu Patel and Adam Rosman, any of whom may act without joinder of the other, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-3 relating to the registration of shares of Class A common stock, par value $0.01 per share, of the Registrant for a resale by selling stockholders currently expected to occur in August 2018 under the Securities Act of 1933, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 13th day of August 2018.

Signature	Title

/s/ Frank J. Bisignano Frank J. Bisignano	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Joseph J. Plumeri Joseph J. Plumeri	Vice Chairman

/s/ Henrique De Castro Henrique De Castro	Director

/s/ Henry R. Kravis Henry R. Kravis	Director

/s/ Heidi G. Miller Heidi G. Miller	Director

/s/ James E. Nevels James E. Nevels	Director

/s/ Scott C. Nuttall Scott C. Nuttall	Director

/s/ Tagar C. Olson Tagar C. Olson	Director

/s/ Barbara Yastine Barbara Yastine	Director